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                                                                EXHIBIT 11.1


                           CASA OLE' RESTAURANTS, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                                   (UNAUDITED)


                                                       40-WEEK PERIODS ENDED             12-WEEK PERIODS ENDED
                                                    10/4/1996        10/3/1997        10/4/1996        10/3/1997
                                                   -----------      -----------      -----------      -----------
Net income (or pro forma net income)
      applicable to common stock                   $ 1,423,132      $   924,279      $   445,057      $    54,012
                                                   ===========      ===========      ===========      ===========


Computation of weighted average common shares:

      Shares issued pursuant to
         contribution agreement                      2,732,705        2,732,705        2,732,705        2,732,705

      Shares issued in initial public offering       2,000,000        2,000,000        2,000,000        2,000,000

      Shares redeemed                               (1,135,000)      (1,135,000)      (1,135,000)      (1,135,000)

      Effect of days outstanding on
         weighted average calculation                 (516,352)            --            (51,488)            --

      Assumed net common share
         equivalents of options and warrants
         using the treasury stock method                55,931              514          130,505              279
                                                   -----------      -----------      -----------      -----------

                                                     3,137,284        3,598,219        3,676,722        3,597,984
                                                   ===========      ===========      ===========      ===========

Net income per share                               $      0.42      $      0.26      $      0.12      $      0.02
                                                   ===========      ===========      ===========      ===========

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